CONSENT OF COUNSEL

            We consent to the reference to our Firm under the heading "Counsel and Independent Accountants" in Post-Effective Amendment No. 19 to the Registration Statement on Form N-1A of Lebenthal Funds, Inc. as filed with the Securities and Exchange Commission on March 30, 2001.


PAUL, HASTINGS, JANOFSKY & WALKER LLP

New York, New York
March 30, 2001